UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SmartStop Self Storage REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	46-1722812
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10 Terrace Road, Ladera Ranch, California	92694
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, $0.001 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

File No. 333-264449

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.001 par value per share, of SmartStop Self Storage REIT, Inc. (the “Registrant”) is set forth under the caption “Description of Capital Stock” in the Registrant’s prospectus contained in the Registration Statement on Form S-11 (File No. 333-264449), as amended (the “Registration Statement”), and is incorporated herein by reference. In addition, also incorporated by reference herein is information relating to the Registrant’s common stock under the caption “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the Registrant’s prospectus contained in the Registration Statement, as well as any prospectus to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SMARTSTOP SELF STORAGE REIT, INC.

By:	/s/ James R. Barry
	Name:	James R. Barry
	Title:	Chief Financial Officer and Treasurer

Date: April 1, 2025